UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

The Baldwin Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 10, 2024, The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC) (“Baldwin Holdings”), the operating company and direct subsidiary of The Baldwin Insurance Group, Inc. (formerly known as BRP Group, Inc.) (the “Company” or “Baldwin”), and a wholly-owned corporate subsidiary of Baldwin Holdings (the “co-issuer” and, together with Baldwin Holdings, the “issuers”) entered into a purchase agreement relating to the sale to the initial purchasers named therein of $600 million aggregate principal amount of the issuers’ 7.125% Senior Secured Notes due 2031 (the “new notes”).

On May 16, 2024, Baldwin announced that Baldwin Holdings successfully priced a new $840 million senior secured first lien term loan facility maturing in May 2031 (the “new term loan facility”) and a new $600 million senior secured first lien revolving facility maturing in May 2029 (the “new revolving facility” and, together with the new term loan facility, the “new credit facilities”).

Baldwin Holdings intends to use the net proceeds from the new term loan facility and the issuance of the new notes, together with cash on hand, to repay in full the entire outstanding amounts of borrowings under its existing credit facilities, to settle its contingent earnout liabilities as they become due and to pay related fees, costs, expenses and accrued interest, and any remaining proceeds for general corporate purposes. The closings of the new credit facilities and the offering of the new notes are each expected to occur on or about May 24, 2024, subject to customary closing conditions.

A copy of the press release issued by Baldwin on May 10, 2024 announcing the pricing of the new notes and a copy of the press release issued by Baldwin on May 16, 2024 announcing the pricing of its new credit facilities are furnished as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and incorporated by reference herein.

This report is neither an offer to sell nor a solicitation of an offer to purchase any securities.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Forward-looking statements

This report may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address the Company’s future operating, financial or business performance or our strategies, expectations, anticipated achievements or ability to raise or refinance debt. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov, including those risks and other factors relevant to the Company’s business, financial condition and results of operations, and the risk that Baldwin Holdings will not be able to complete the transactions described above in a timely manner or at all, the risk that Baldwin Holdings will be unable to satisfy the conditions to the closing of the new credit facilities and the offering of the new notes, and the risk that Baldwin Holdings will be unable to pay down the balance of its existing credit facilities as intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of The Baldwin Insurance Group, Inc., dated May 10, 2024, relating to the pricing of the new notes

99.2	Press release of The Baldwin Insurance Group, Inc., dated May 16, 2024, relating to the pricing of the new credit facilities

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BALDWIN INSURANCE GROUP, INC.

Date: May 16, 2024	By:	/s/ Bradford L. Hale
	Name:	Bradford L. Hale
	Title:	Chief Financial Officer